SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ashmore Emerging Markets Income Fund

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	90-6227042
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

61 Aldwych, London, England	WC2B 4AE
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:
Common Shares of Beneficial Interest With Par Value $0.00001	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number pursuant to which this form relates: 333-185241 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Reference is hereby made to the section entitled “Description of Shares” in Part A of the Registration Statement on Form N-2 of Ashmore Income Solutions Fund, as filed with the Securities and Exchange Commission on December 3, 2012, as may be amended (Securities Act File No. 333-185241 and Investment Company Act File No. 811-22775).

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

[Signature Page Follows.]

SIGNATURE

A copy of the Declaration of Trust of the registrant is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the registrant by an officer of the registrant in his capacity as an officer of the registrant, and not individually, and that the obligations arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually, but binding only upon the assets and property of the registrant.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Ashmore Emerging Markets Income Fund

Date:	May 31, 2013

By:	/S/ GEORGE GRUNEBAUM
George Grunebaum
President and Chief Executive Officer